Exhibit 99.1

Apple Reports Record First Quarter Results

Highest-ever revenue & earnings drive 48% increase in EPS

Growth led by record revenue from iPhone, Mac & App Store

CUPERTINO, California—January 27, 2015—Apple® today announced financial results for its fiscal 2015 first quarter ended December 27, 2014. The Company posted record quarterly revenue of $74.6 billion and record quarterly net profit of $18 billion, or $3.06 per diluted share. These results compare to revenue of $57.6 billion and net profit of $13.1 billion, or $2.07 per diluted share, in the year-ago quarter. Gross margin was 39.9 percent compared to 37.9 percent in the year-ago quarter. International sales accounted for 65 percent of the quarter’s revenue.

The results were fueled by all-time record revenue from iPhone® and Mac® sales as well as record performance of the App StoreSM. iPhone unit sales of 74.5 million also set a new record.

“We’d like to thank our customers for an incredible quarter, which saw demand for Apple products soar to an all-time high,” said Tim Cook, Apple’s CEO. “Our revenue grew 30 percent over last year to $74.6 billion, and the execution by our teams to achieve these results was simply phenomenal.”

“Our exceptional results produced EPS growth of 48 percent over last year, and $33.7 billion in operating cash flow during the quarter, an all-time record,” said Luca Maestri, Apple’s CFO. “We spent over $8 billion on our capital return program, bringing total returns to investors to almost $103 billion, over $57 billion of which occurred in just the last 12 months.”

Apple is providing the following guidance for its fiscal 2015 second quarter:

•	revenue between $52 billion and $55 billion

•	gross margin between 38.5 percent and 39.5 percent

•	operating expenses between $5.4 billion and $5.5 billion

•	other income/(expense) of $350 million

•	tax rate of 26.3 percent

Apple’s board of directors has declared a cash dividend of $.47 per share of the Company’s common stock. The dividend is payable on February 12, 2015, to shareholders of record as of the close of business on February 9, 2015.

Apple will provide live streaming of its Q1 2015 financial results conference call beginning at 2:00 p.m. PST on January 27, 2015 at www.apple.com/quicktime/qtv/earningsq115. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 27, 2014, and its Form 10-Q for the fiscal quarter ended December 27, 2014 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Kristin Huguet

Apple

khuguet@apple.com

(408) 974-2414

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2015 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPhone and App Store are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 27, 2014	December 28, 2013
Net sales	$74,599	$57,594
Cost of sales (1)	44,858	35,748

Gross margin	29,741	21,846

Operating expenses:
Research and development (1)	1,895	1,330
Selling, general and administrative (1)	3,600	3,053

Total operating expenses	5,495	4,383

Operating income	24,246	17,463
Other income/(expense), net	170	246

Income before provision for income taxes	24,416	17,709

Provision for income taxes	6,392	4,637

Net income	$18,024	$13,072

Earnings per share:
Basic	$3.08	$2.08
Diluted	$3.06	$2.07

Shares used in computing earnings per share:
Basic	5,843,082	6,272,504
Diluted	5,881,803	6,310,161

Cash dividends declared per common share	$0.47	$0.44

(1) Includes share-based compensation expense as follows:
Cost of sales	$140	$109
Research and development	$374	$289
Selling, general and administrative	$374	$283

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands and par value)

	December 27, 2014	September 27, 2014

ASSETS:

Current assets:
Cash and cash equivalents	$19,478	$13,844
Short-term marketable securities	12,985	11,233
Accounts receivable, less allowances of $87 and $86, respectively	16,709	17,460
Inventories	2,283	2,111
Deferred tax assets	5,046	4,318
Vendor non-trade receivables	13,267	9,759
Other current assets	13,635	9,806

Total current assets	83,403	68,531

Long-term marketable securities	145,492	130,162
Property, plant and equipment, net	20,392	20,624
Goodwill	4,629	4,616
Acquired intangible assets, net	4,370	4,142
Other assets	3,608	3,764

Total assets	$261,894	$231,839

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$38,001	$30,196
Accrued expenses	22,724	18,453
Deferred revenue	8,987	8,491
Commercial paper	3,899	6,308

Total current liabilities	73,611	63,448

Deferred revenue – non-current	3,480	3,031
Long-term debt	32,504	28,987
Other non-current liabilities	28,971	24,826

Total liabilities	138,566	120,292

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,826,419 and 5,866,161 shares issued and outstanding, respectively	24,187	23,313
Retained earnings	97,178	87,152
Accumulated other comprehensive income/(loss)	1,963	1,082

Total shareholders’ equity	123,328	111,547

Total liabilities and shareholders’ equity	$261,894	$231,839

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended
	December 27, 2014	December 28, 2013
Cash and cash equivalents, beginning of the period	$13,844	$14,259

Operating activities:
Net income	18,024	13,072
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,575	2,144
Share-based compensation expense	888	681
Deferred income tax expense	2,197	1,253
Changes in operating assets and liabilities:
Accounts receivable, net	751	(1,098)
Inventories	(172)	(358)
Vendor non-trade receivables	(3,508)	(3,459)
Other current and non-current assets	(1,648)	(319)
Accounts payable	9,003	8,191
Deferred revenue	945	1,368
Other current and non-current liabilities	4,667	1,195

Cash generated by operating activities	33,722	22,670

Investing activities:
Purchases of marketable securities	(44,915)	(48,397)
Proceeds from maturities of marketable securities	2,807	5,556
Proceeds from sales of marketable securities	24,166	30,302
Payments made in connection with business acquisitions, net	(23)	(525)
Payments for acquisition of property, plant and equipment	(3,217)	(1,985)
Payments for acquisition of intangible assets	(48)	(59)
Other	65	5

Cash used in investing activities	(21,165)	(15,103)

Financing activities:
Proceeds from issuance of common stock	80	134
Excess tax benefits from equity awards	264	280
Taxes paid related to net share settlement of equity awards	(512)	(365)
Dividends and dividend equivalents paid	(2,801)	(2,769)
Repurchase of common stock	(5,030)	(5,029)
Proceeds from issuance of long-term debt, net	3,485	0
Repayments of commercial paper, net	(2,409)	0

Cash used in financing activities	(6,923)	(7,749)

Increase/(decrease) in cash and cash equivalents	5,634	(182)

Cash and cash equivalents, end of the period	$19,478	$14,077

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$3,869	$3,387
Cash paid for interest	$202	$161